                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 April 14, 2003
                Date of Report (Date of earliest event reported)

                         -----------------------------


                                 VIROLOGIC, INC.
               (Exact name of Registrant as specified in charter)




           Delaware                       000-30369                             94-3234479
(State or other jurisdiction of    (Commission File Number)        (I.R.S. Employer Identification No.)
        incorporation)


                         -----------------------------


                             345 Oyster Point Blvd.
                      South San Francisco, California 94080
                                 (650) 635-1100
   (Address, including zip code, and telephone number, including area code, of principal executive officers)

                         -----------------------------


                                       N/A

          (Former name or former address, if changed since last report)

                         -----------------------------

ITEM 9. REGULATION FD DISCLOSURE.

      In November 2002, ViroLogic, Inc. (the "Company") received a letter from The Nasdaq Stock Market, Inc. ("Nasdaq") indicating that the Company was not then in compliance with the requirement that companies listed on Nasdaq's National Market maintain a minimum of $10 million in stockholders' equity. In response to the letter, the Company submitted to Nasdaq a plan to regain compliance with this requirement. On February 4, 2003, the last step of this plan, the conversion of promissory notes held by former holders of the Company's Series B Preferred Stock into shares of the Company's Series C Preferred Stock (the "Note Conversion"), was completed. Nasdaq has recently informed the Company that it must file with the United States Securities and Exchange Commission, on or before April 15, 2003, a balance sheet as of a recent date before Nasdaq will confirm the Company's compliance with this requirement.

      Accordingly, the Company's unaudited condensed balance sheet, as of February 28, 2003, is filed herewith as Exhibit 99.1. The Note Conversion did not have any effect on the Company's statement of operations for the two months ended February 28, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    VIROLOGIC, INC.

Dated: April 11, 2003                               By:  /s/  William D. Young
                                                         -----------------------
                                                         William D. Young
                                                         Chief Executive Officer

                                INDEX TO EXHIBITS

99.1  Balance Sheet as of February 28, 2003.